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                                                                    Exhibit 23.1



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of National Processing, Inc. for the registration of 60,000 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 2001, with respect to the consolidated financial statements of National Processing, Inc. and subsidiaries included in its Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                       Ernst & Young LLP


Cleveland, Ohio
April 13, 2001